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                                                                     Exhibit 3.1

                            CERTIFICATE OF FORMATION

                                       OF

                               KEY COMPONENTS, LLC



         The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "Delaware Limited Liability Company Act"), hereby certifies that:

         FIRST: The name of the limited liability company is KEY COMPONENTS, LLC.

         SECOND: The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are:
United Corporate Services, Inc., 15 East North Street, Dover, Delaware 19901.

Executed on April 17, 1998.



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Rachel Abarbanel